                                                                                                                                          EXHIBIT L

                                                       SOLVENCY CERTIFICATE

This Certificate (this “Certificate”) is delivered pursuant to Section 5.1(j) of the Senior Secured Credit Agreement, dated as of February __, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Titan Corporation, a Delaware corporation (the “Borrower”), the various financial institutions as are, or may from time to time become, parties thereto (together with their successors, transferees, and assigns, the “Lenders”), Credit Suisse First Boston, as administrative agent for the Lenders (the “Administrative Agent”), First Union Securities, Inc., as Syndication Agent, and The Bank of Nova Scotia, as Documentation Agent.  Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement.

The undersigned hereby certifies that he is the [chief financial Authorized Officer] [treasurer] [assistant treasurer] of the Borrower (in such capacity, the “Officer”) and that he is authorized to execute and deliver this Certificate on behalf of the Borrower.  The undersigned further certifies on behalf of the Borrower, that:

(a)  The Officer has continued to monitor the financial condition and operations of the Borrower and its Subsidiaries, and the Officer has knowledge of and has participated in the negotiation of the transactions contemplated by the Credit Agreement and the other Loan Documents.

(b)        The Officer and his staff are familiar with the process through which the consolidated financial statements of the Borrower and its Subsidiaries were generated and prepared.

(c)  The Officer is familiar with the process through which the Pro Forma Financial Statements were generated and prepared.  In making the statements set forth in paragraph (f) hereof, the Officer has considered the current and anticipated future capital requirements of the Borrower and its Subsidiaries for the current and future conduct of the businesses of the Borrower and its Subsidiaries.

(d)  Based on the information reflected in the Pro Forma Financial Statements and the Officer’s involvement in the process of collecting such information, the Officer has no reason to believe that the Pro Forma Financial Statements and related financial statements are not

(i)  a fair and reasonable presentation of the pro forma financial condition and operations of the Borrower and its Subsidiaries, as of the date hereof, on a going-concern basis; and

(ii)  a reasonable projection of the financial position, results of operations and cash flows of the Borrower and its Subsidiaries in each case on the basis of the assumptions stated in the Pro Forma Financial Statements, which assumptions the Officer believes to be reasonable.

(e)  Immediately following the consummation of the transactions contemplated by the Credit Agreement and the other Loan Documents, the Borrower will be able to pay its Debts (as defined below) as they become due, will have assets which will have a “fair saleable value” greater than its Debts as they become absolute and matured, and will have assets which will have a fair value greater than the sum of all its Debts.

(f)  Both before and immediately after giving effect to each transaction contemplated by the Credit Agreement and the other Loan Documents, the Borrower does not have unreasonably small capital and it is not engaged in businesses or transactions, and (to the best of my knowledge) does not intend that it will be engaged in any businesses or transactions, for which it has unreasonably small capital.

(g)  Both before and immediately after giving effect to each transaction contemplated by the Credit Agreement and the other Loan Documents, the Borrower does not intend to incur, nor believe that it has incurred, Debts beyond its ability to pay them as they mature.

(h)  Both before and immediately after giving effect to each transaction contemplated by the Credit Agreement and each other Loan Document, the Borrower has not incurred any obligation under, or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of the Borrower or any of its Subsidiaries.

(i)  For purposes hereof, “Debts” means all liabilities, obligations, commitments and indebtedness of any and every kind and nature (including all obligations to trade creditors), whether heretofore or now owing, arising, due, or payable by the Borrower to any person and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed, or otherwise (the foregoing to include, without limitation, all monetary obligations arising under the Credit Agreement).

(j)  The “fair saleable value” of the Borrower’s assets and investments means the amount which may be realized within a reasonable time, either through collection or sale of such investments and other assets at the regular market value, based upon the amount which could be obtained for the property in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions.  Although no determination of the “fair saleable value” has been made, it is my opinion that the asset amounts reflected upon the historic records of the Borrower and its Subsidiaries do not exceed the “fair saleable value.”

(k)  The Officer hereby acknowledges, on behalf of the Borrower, that the Administrative Agent and each of the Lenders have relied upon the statements contained herein and such statements are a material inducement for the Administrative Agent and each of the Lenders to enter into the Credit Agreement and the other Loan Documents.

Notwithstanding anything to the contrary herein, the Officer (i) is executing this Certificate on behalf of the Borrower solely in his representative capacity and not in his individual capacity, and (ii) shall not have any liability whatsoever for any statements, certifications or representations made herein, other than liability arising directly out of his intentional misconduct or gross negligence.

IN WITNESS WHEREOF, the undersigned Authorized Officer has executed this Certificate on this ____ day of February, 2000.

THE TITAN CORPORATION

By:

    Name:

    Title: